                                                               EXHIBIT D(5)(16)

              AMENDMENT NO. 1 TO INVESTMENT SUB-ADVISORY AGREEMENT

This AMENDMENT NO. 1 TO INVESTMENT SUB-ADVISORY AGREEMENT (the "Amendment") is effective as of October 19, 2005, by and among The Variable Annuity Life Insurance Company ("VALIC") and Wellington Management Company, LLP (the "Sub-Adviser").

                                    RECITALS

            WHEREAS, VALIC and the Sub-Adviser are parties to an Investment Sub-Advisory Agreement dated January 1, 2002 (the "Agreement"), with respect to the Covered Fund(s) listed on Schedule A thereto; and

            WHEREAS, the parties wish to amend Section 1 entitled "SERVICES RENDERED AND EXPENSES PAID BY THE SUB-ADVISER" to include the following as the last paragraph:

                  The SUB-ADVISER is hereby prohibited from consulting with any other sub-adviser of the Covered Fund(s) (or a portion thereof) or any other sub-adviser to a fund under common control with the Covered Fund(s) (or a portion thereof) concerning securities transactions of the Covered Fund (s) (or a portion thereof) in securities or other assets.

            NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and the Sub-Adviser agree upon the Amendment as stated above.

                                     THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

                                         By: /s/ Evelyn M. Curran
                                             ----------------------------
                                         Name: Evelyn M. Curran
                                         Title: Senior Vice President
                                         Date: __________________________

ATTEST:
/s/ Michelle DeForest
------------------------

                                     WELLINGTON MANAGEMENT COMPANY, LLP

                                         By: /s/ Jonathan M. Payson
                                             ----------------------------
                                         Name:  Jonathan M. Payson
                                         Title:  Senior Vice President
                                         Date: __________________________

ATTEST:
/s/ Robert Toner
------------------------

                                   SCHEDULE A
                          (Effective October 19, 2005)

SUB-ADVISER shall manage a portion of the Mid Cap Value Fund assets and shall be compensated as follows on that portion:

Covered Fund         Fee
------------         -------------------------------
Mid Cap Value Fund   0.50% of the first $100 million;
                     0.475% of the next $150 million;
                     0.45% of the next $250 million;
                     0.425% of the next $250 million; and
                     0.40% on the excess over $750 million.